UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 30, 2009

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 30, 2009, Toreador Resources Corporation and its subsidiaries, Toreador Turkey Limited and Toreador Turkey Limited, Ankara Turkey Branch (collectively, such subsidiaries being referred to as the “Assignors”) and PETROL OFİSİ A.Ş. (the “Parent”) and PETROL OFİSİ ARAMA ÜRETİM SANAYİ ve TİCARET ANONİM ŞİRKETI (the “Assignee”) entered into an amendment (the “Amendment”) to the Assignment Agreement dated September 17, 2008 (the “Assignment Agreement”) regarding the sale of a 26.75% interest in the South Akcakoca Sub-Basin.

Pursuant to the Amendment, the purchase price has been lowered to $55.0 million, plus applicable value added tax, with $50.0 million to be paid at closing and the final $5.0 million to be paid on September 1, 2009.  The Parent Corporate Guaranty that was executed by the Parent in connection with the original Assignment Agreement pursuant to which the Parent irrevocably and unconditionally guarantees the performance of the obligations of the Assignee under the Assignment Agreement, as amended by the Amendment, remains in effect.  The effective date has been changed from July 1, 2008 to January 1, 2009, and the termination date has been extended from February 10, 2009 to April 10, 2009.  In addition, the Amendment modifies the definition of “Material Adverse Change” such that a Material Adverse Change between January 30, 2009 and closing is limited to physical failure and damage directly to the assets covered by the 26.75% interest and associated environmental liabilities.

The Assignors’ partners in the South Akcakoca Sub-Basin, TPAO and Stratic, have thirty days from February 3, 2009 to exercise their pre-emptive rights to purchase the 26.75% interest on the same terms as the Assignee has agreed to purchase such interest.  Assuming that TPAO and Stratic do not exercise their pre-emptive rights and that the other closing conditions are satisfied, the closing is to occur within two business days of the earlier of each of TPAO and Stratic waiving its pre-emptive rights or the thirty days described above having elapsed with neither TPAO nor Stratic exercising its pre-emptive rights.  The General Directorate of Petroleum Affairs of the Republic of Turkey has already approved the assignment of the interest.

The Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

2.1                                 Amendment Protocol dated January 30, 2009 relating to the Assignment Agreement dated September 17th, 2008 between Toreador Turkey Limited, Toreador Turkey Limited, Ankara Turkey Branch and Toreador Resources Corporation and PETROL OFİSİ A.Ş. and PETROL OFİSİ ARAMA ÜRETİM SANAYİ ve TİCARET ANONİM ŞİRKETI.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: February 4, 2009
	By:	/s/ Charles J. Campise
Charles J. Campise, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Amendment Protocol dated January 30, 2009 relating to the Assignment Agreement dated September 17th, 2008 between Toreador Turkey Limited, Toreador Turkey Limited, Ankara Turkey Branch and Toreador Resources Corporation and PETROL OFİSİ A.Ş. and PETROL OFİSİ ARAMA ÜRETİM SANAYİ ve TİCARET ANONİM ŞİRKETI.